Exhibit 99.1

Spectral AI Appoints Erich Spangenberg as Chairman of the Executive Committee of the Board of Directors

DALLAS, November 27, 2023 - Spectral AI, Inc. (Nasdaq: MDAI) (“Spectral AI” or the “Company”), an artificial intelligence (AI) company focused on medical diagnostics for faster and more accurate treatment decisions in clinical wound care, today announced the appointment of Erich Spangenberg to the Board of Directors (“Board”).  Mr. Spangenberg will serve as Chairman of the Company’s Executive Committee as well as the Nominating and Corporate Governance Committee.

“We are pleased to welcome the return of Erich to the Board of Directors, where his experience, insights and network will be an invaluable resource for our company,” said Wensheng Fan, CEO of Spectral AI. “Erich’s proven expertise is a cornerstone for our strategic growth, and we look forward to leveraging his invaluable contributions to guide the company’s future endeavors.”

Mr. Spangenberg was Spectral AI’s initial outside investor in 2011 and is currently the Company’s largest shareholder. He served as a member of the Company’s Board from 2012 through October 2022.  Erich brings to the Board nearly 40 years of experience as an entrepreneur, investor, investment banker, and attorney. He is the Founder and Managing Director at Sauvegarder Investment Management, a multi-strategy investment firm dedicated to IP-related financings.  Erich is recognized as one of the world’s top 50 IP strategists and leader in patent monetization.

“My objective is to ensure that the company’s valuation accurately mirrors the noteworthy accomplishments of our team, particularly the validation evidenced by Spectral AI’s receipt of $251 million in non-dilutive funding from the US Government, along with our well-defined near and long-term prospects,” said Mr. Spangenberg. “As a member of the Board and Chairman of the Executive and Nominating Committees, as well as the largest shareholder of Spectral AI, I will work with the Board and executive team to focus on the most impactful ways to maximize near and long-term shareholder value. In this role, my commitment involves identifying top-tier executives, crafting an intelligent financing plan, leading initiatives that further develop distribution, fostering impactful strategic partnerships, and articulating a clear and compelling vision, strategy, and value proposition for the Company; all with the ultimate goal of reflecting the intrinsic value of the MDAI stock.”

“We are enthusiastic about Erich’s new role as Chairman of the Executive Committee of the Board of Directors, foreseeing his significant impact in advancing our mission to delivering improved care through our AI-driven predictive healing assessment technology,” said Richard Cotton, Non-Executive Chairman of the Board.

Mr. Spangenberg earned his J.D. at Case Western Reserve University School of Law. In addition, he holds a M.Sc. in Economics from The London School of Economics and Political Science (LSE) and an undergraduate degree in Economics from Skidmore College.

About Spectral AI

Spectral AI, Inc. is a Dallas-based predictive AI company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, with initial applications involving patients with burns and diabetic foot ulcers. The Company is working to revolutionize the management of wound care by “Seeing the Unknown®” with its DeepView® System. DeepView® is a predictive diagnostic device that offers clinicians an objective and immediate assessment of a wound’s healing potential prior to treatment or other medical intervention. With algorithm-driven results and a goal of substantially exceeding the current standard of care in the future, DeepView® is expected to provide faster and more accurate treatment insight towards value care by improving patient outcomes and reducing healthcare costs. For more information about DeepView®, visit www.spectral-ai.com.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s filings with the SEC, including the Registration Statement and the other documents filed by the Company. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Contacts:

Investors:

The Equity Group
Devin Sullivan
Managing Director
dsullivan@equityny.com

Conor Rodriguez
Analyst
crodriguez@equityny.com

Media:

Russo Partners
David Schull
Russo Partners
(858) 717-2310
david.schull@russopartnersllc.com

Guillermo Ruiz, M.D., Ph.D.
Russo Partners
(646) 218-4604
guillermo.ruiz@russopartnersllc.com

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